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                                                                    Exhibit 23.5

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of DaimlerChrysler AG as successor corporation to Daimler-Benz Aktiengesellschaft on Form F-4, of our report dated January 22, 1998, relating to the financial statements of Chrysler Corporation appearing in its Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in the Offering Circular-Prospectus and the Proxy Statement/Prospectus, which are part of this Registration Statement.

Deloitte & Touche LLP
Detroit, Michigan
August 6, 1998